GE Healthcare healthymagination Investor Update Exhibit (a)(5)(d)

"Results are preliminary and unaudited. This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,”
“believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for Grey Zone claims; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, network television, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.”
“This document may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the accompanying supplemental information posted to the investor relations section of our website at www.ge.com.”
“Effective January 1, 2010, we reorganized our segments. We have reclassified prior-period amounts to conform to the current-period’s presentation.”
“In this document, “GE” refers to the Industrial businesses of the Company including GECS on an equity basis. “GE (ex.
GECS)” and/or “Industrial” refer to GE excluding Financial Services.”

Precise therapy
requires precise
diagnostics
The way we look at disease is changing
Assembling the necessary technologies
to lead
Responders
Patient populations
Investing in molecular diagnostics
Mammography
Molecular Biopsy Tools
Tumor
+
IHC Stain
Gene sequencing
Molecular pathology
Imaging Molecular Diagnostics
Operations &
commercialization
Molecular imaging
agents & equipment
Technology &
content
Enabling
workflow
in vivo
diagnostics
GRC
Molecular
Pathology
Digital
Pathology
Clarient
1
Macro
Trend
Molecular profiling segment for cancer expected to
grow from $15B in 2009 to $47B in 2015
... to be a leader in the next diagnostic
frontier
Toxic
impact
No
impact

Investing in molecular diagnostics Pascale Witz President and CEO, GEHC, Medical Diagnostics

Clarient disclaimer:
Forward Looking Statements
Certain statements in this presentation regarding Clarient, Inc. and General Electric Company and the proposed transaction contain forward-looking statements that involve risks and uncertainty. Future events regarding the proposed transaction and both Clarient's and GE’s actual results could differ materially from the forward-looking statements. Factors that might cause such a difference include, but are not limited to: delays in completing, or the failure to complete, the proposed transaction due to a failure to satisfy closing conditions or other reasons, Clarient's ability to continue to develop and expand its diagnostic services business, uncertainties inherent in Clarient's product development programs, Clarient's ability to attract and retain highly qualified managerial, technical, and sales and marketing personnel, uncertainty of success in identifying, developing and commercializing new diagnostic tests or novel markers including the Mammostrat(R) test, Clarient's ability to fund development of new diagnostic tests and novel markers, and to obtain adequate patent protection covering Clarient's use of these tests and markers including for the
Mammostrat(R) test, and the amount of resources Clarient determines to apply to novel marker development and commercialization, the risk to Clarient of infringement claims and the possibility of the need to license intellectual property from third parties to avoid or settle such claims, failure to obtain regulatory approvals and clearances required to conduct clinical trials if/when required and/or to commercialize Clarient's services and underlying diagnostic applications, Clarient's ability to compete with other technologies and with emerging competitors in novel cancer diagnostics and dependence on third parties for collaboration in developing new tests, and risks detailed from time to time in Clarient's and GE’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K. Recent experience with respect to laboratory services, net revenues and results of operations may not be indicative of future results for the reasons set forth above. Neither Clarient nor GE assumes any obligation to update any forward-looking statements or other information contained in this document.
Important Additional Information
This presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities. In connection with the proposed transaction, General Electric Company and Crane Merger Sub, Inc. have filed tender offer documents with the SEC. These documents have been mailed to all Clarient stockholders of record. These documents, as they may be amended from time to time, contain important information about the proposed transaction and Clarient stockholders are urged to read them carefully and in their entirety before any decision is made with respect to the proposed transaction. The tender offer materials may be obtained at no charge by directing a request by mail to Morrow & Co., LLC, 470 West Avenue – 3rd Floor, Stamford, CT  06902, or by calling toll-
free at (800) 279-6413, and may also be obtained at no charge at the website maintained by the SEC at www.sec.gov.

$1.8B
2009
Q3’10 YTD V (3)%
Revenues
2015+
~8%
CAGR
Expand contrast media to developing markets
Launch Parkinson’s and cardiology imaging agents
in new markets
Deliver PET/in vivo molecular imaging pipeline
Establish leadership in molecular diagnostics
Key strategies
2011 market
Contrast Media mature in developed markets
Growth opportunities in developing markets
New Molecular Imaging agents growing strongly
(DaTSCAN
†
, 17%; AdreView, 13%)
Opportunity for MDx
†DaTSCAN not  approved by U.S. FDA; currently at FDA for review

60%
Her2 -
Hormone +
20%
Her2 -
Hormone -
13%
Her2 +
Hormone -
7%
Her2 +
Hormone +

Herceptin™

imagination at work

The way we look at cancer is evolving
Mammography
Tumor
• Tumor stage
• Favorable vs. Unfavorable
• HER2, Hormone Receptor
• Gene mutations: BRCA1, BRCA2
• Breast cancer
Organ
Stage/
Structure
Molecular
profile
http://www.cancer.org/Cancer/BreastCancer/DetailedGuide/breast-cancer-treating-hormone-therapy
http://www.cancer.org/Cancer/BreastCancer/DetailedGuide/breast-cancer-treating-targeted-therapy`
• Tumor molecular profile determines
treatment and prognosis
• The right therapy for the right patient
• Overall healthcare system costs
reduced … increased efficiency
Therapies above have targeted
effectiveness
Femara™

Opportunity growing for bio-therapeutics

Pharma annual sales trend

Traditional Pharmaceuticals	Bio-therapeutics
Sales ▼ $17B	Sales ▲ $23B

Biologicals market 2014 = $162B (8.2% CAGR)

Pharma M&A to access bio-therapeutics content

Roche	Genentech
Amgen	Immunex
AstraZeneca	Medimmune
Takeda	Millenium
Lilly	ImClone

Pharma business model is changing

Medium efficiency

Overall patient population

High efficiency

Targeted patient, personalized treatment
Molecular diagnostics

Precise molecular diagnostics needed to pinpoint patients who will respond imagination at work

Pharma’s transition to bio-therapeutics Bio-therapeutics address big unmet needs Targeted drugs need powerful diagnostics

Complete diagnostic solution
In vitro Molecular Dx

imagination at work

In vitro molecular
diagnostics brings
advantages in
access, development
time and cost
Combination will allow
more complete
disease management
Imaging required to
localize disease
Broader GEHC diagnostic offering
In vivo
Imaging
Dx

Example … breast cancer care
250,000+ new breast cancer diagnoses in the US per annum
Confirm Dx & Rx
selection
Screening
Diagnostic
workup
Treatment
monitoring
Mammo
$3.1B
38M screened
Mammo
U/S
MR
>$500M
3M exams
Biopsy
$250M
1.2M procedures
>$100M
>35k tests
Prognostics
in vitro
IVD screening
to lower
mammo
recall rate
in vivo
Imaging procedures
to  reduce
unnecessary
biopsies
in vitro
Molecular pathology
to help
choose the best
therapy
in vivo
Imaging agents to
monitor  therapy
effectiveness
Today
Tomorrow:
molecular
diagnostics
impact
Combine imaging and molecular diagnostics to improve
patient outcomes and save on healthcare costs

GE combines
PET expertise with proprietary imaging agents
• Fluciclovine:
†
for detecting presence
of tumor metabolic activity
• Fluciclatide:
†
for measuring tumor
growth
GEHC oncology PET imaging portfolio
Oncology drugs Sales 2009
Avastin™
(becvacizumab)
$6B
Sutent™
(sunitinib)
$1B
Nexavar™
(sorafenib)
$0.6B
Targeted therapies effective in ‘right patients’
Targeted therapeutics need targeted
diagnostics to be cost-effective
+
Increased accuracy
Therapy monitoring: rapid assessment of patient response
saving costs, improving care
GEHC can deliver an integrated approach
GE Healthcare can combine imaging information for
increased diagnostic confidence
Fluciclatide
†
molecular marker of
therapy response
PET VCAR
precise pre and post –
treatment comparison
In vivo diagnostics to help monitor therapy
Baseline before
treatment
Follow-up: quantitative
proof of drug efficacy
Roche
Pfizer
Bayer
† Limited by U.S. law to investigational use only

1
2
3
4
Advanced oncology diagnostics services with
broad menu of ~ 350 tests to assess &
characterize cancer
Strong pipeline of 20+ proprietary molecular
diagnostic tests for breast, lung, prostate &
colon cancer
Strong distribution channel with US-wide
coverage … strong pathology customer base
Integration capabilities for new molecular
diagnostics tests
On-going pharma biomarker collaborations
5
Strong service operations & distribution channel for proprietary in vitro content …
scalable & growing at 68% CAGR
In vitro diagnostics help choose therapy
Why Clarient?

Range of products to guide therapy decisions
Strong in vivo and in vitro coverage across oncology & neurology
Molecular diagnostics pipeline
Estimated
Launch
Molecular
Diagnostic
Clinical
relevance
Opportunity
Pulmotype
†
(in vitro)
Lung cancer
therapy choice
Differentiate Lung Cancer.
Integrate GRC technology
for better sample handling
Q1, 2010
Mammostrat
†
(in vitro)
Risk of breast
cancer recurrence
Market primed for tests
driving therapy selection
Q4, 2010
Flutemetamol
† †
(in vivo PET)
Alzheimer’s
disease marker
Detect and locate amyloid
plaque
2012
Fluciclatide
† †
(in vivo
PET)
Therapy
monitoring
Measure angiogenesis
(tumor growth) activity
2013
Taxane
†
(in vitro)
Identify taxane
responders
Utility in lung, breast, ovarian
cancer
2013
† Assumes completion of the Clarient transaction † † Limited by U.S. law to investigational use only

GE Healthcare competencies
Investing to become a leader in Molecular Diagnostics
in vivo molecular
imaging
Medical Diagnostics
Digitizing the
pathology
Workflow …
Omnyx™ /HCIT
Multiplexed
signatures, small
samples
Assays, operations &
commercialization
Operations &
commercialization
Molecular imaging
agents & equipment
Technology
& content
Enabling
workflow
in vivo
diagnostics
GRC
Molecular
Pathology
Digital
Pathology
Clarient